SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 15, 2012

NEWMONT MINING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31240

(Commission File Number)

84-1611629

(I.R.S. Employer Identification Number)

6363 South Fiddlers Green Circle

Greenwood Village, Colorado 80111

(Address and zip code of principal executive offices)

(303) 863-7414

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 15, 2012 (the “Effective Date”), Newmont Mining Corporation, a Delaware corporation (the “Company”), amended its existing credit agreement (“Credit Agreement”), dated as of May 20, 2011, among the Company and Newmont USA Limited, as borrowers, the Lenders Party thereto, JP Morgan Chase Bank, N.A., as Administrative Agent, Citibank, N.A., HSBC Bank USA, National Association, Sumitomo Mitsui Banking Corporation, The Bank of Nova Scotia, The Royal Bank of Scotland, PLC, and UBS Loan Finance LLC, as Co-Syndication Agents, and Bank of Montreal, BNP Paribas and Deutsche Bank AG New York Branch, as Co-Documentation Agents.

The Amendment to the Credit Agreement (the “Amendment”) (1) increases the amount of available principal that the Company can borrow from $2.5 billion to $3 billion and (2) extended the maturity date by one year from May 20, 2016 to May 22, 2017.

The foregoing summary of the Amendment is qualified in its entirety by reference to the complete text of the Amendment, which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

The Company’s subsidiary, Newmont USA Limited, a Delaware corporation, reaffirmed its guarantee of the Credit Agreement. The Reaffirmation Agreement, dated May 15, 2012, is filed herewith as Exhibit 10.2 and incorporated by reference herein.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

10.1	First Amendment, dated May 15, 2012, to the Credit Agreement dated May 20, 2011, among Newmont Mining Corporation, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.2	Reaffirmation Agreement, dated May 15, 2012, among Newmont USA Limited and JPMorgan Chase Bank, N.A., as Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWMONT MINING CORPORATION

By:	/s/ Stephen P. Gottesfeld
Name:	Stephen P. Gottesfeld
Title:	Senior Vice President, General Counsel and Corporate Secretary

Dated: May 18, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment, dated May 15, 2012, to the Credit Agreement dated May 20, 2011, among Newmont Mining Corporation, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.2	Reaffirmation Agreement, dated May 15, 2012, among Newmont USA Limited and JPMorgan Chase Bank, N.A., as Administrative Agent.